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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Pacific Scientific Company on Form S-3 of our report dated February 2, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Pacific Scientific Company for the year ended December 29, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
Costa Mesa, California
March 13, 1996